Exhibit 2.1

PLAN OF CONVERSION

This Plan of Conversion (this “Plan of Conversion”) of TRI Pointe Homes, LLC, a Delaware limited liability company (the “Company”), is made and entered into effective as of January 30, 2013 in accordance with the terms of the Company’s Limited Liability Company Operating Agreement, dated as of September 24, 2010, as amended (the “LLC Agreement”), the Delaware Limited Liability Company Act and the Delaware General Corporation Law. Capitalized terms used but not otherwise defined in this Plan of Conversion have the meanings ascribed to such terms in the LLC Agreement.

RECITALS

A. The Company was formed under the name TRI Pointe Homes, LLC on September 24, 2010 by the filing of a certificate of formation with the Secretary of State of the State of Delaware. Under the terms of the LLC Agreement, the Company is managed by its board of managers (the “Board”).

B. A conversion of a Delaware limited liability company into a Delaware corporation may be made under Title 8, Section 265 of the Delaware General Corporation Law and Title 6, Section 18-216 of the Delaware Limited Liability Company Act.

C. Section 11.1 of the LLC Agreement provides in part that in the event that the Board determines to consummate a Qualified Public Offering of interests in the Company, the Board has the power and authority to, among other matters, incorporate the Company or to convert or effect any other restructuring of the Company in connection therewith and to take such other action as it may deem advisable.

D. The Board has unanimously approved the conversion of the Company into a Delaware corporation (the “Conversion”), the terms of this Plan of Conversion and, following the Conversion, the initial public offering (the “IPO”) of the shares of Common Stock (as defined below).

NOW, THEREFORE, the Company does hereby adopt this Plan of Conversion to effectuate the Conversion as follows:

1. Terms and Conditions of Conversion.

(a) The name of the converting entity is TRI Pointe Homes, LLC, and the name of the converted entity is TRI Pointe Homes, Inc. (the “Corporation”).

(b) The Conversion shall become effective at the time of the filing of the Certificate of Conversion (the “Effective Time”) with the Secretary of State of the State of Delaware, in substantially the form attached hereto as Exhibit A.

(c) At the Effective Time, the Company shall continue its existence in the organizational form of a Delaware corporation. All of the rights, privileges and powers of the Company and all property and all debts due to the Company, as well as all other things and causes of action belonging to the Company, shall remain vested in the Corporation and shall be the property of the Corporation. All actions and resolutions of the Board and the Members, as applicable, taken or adopted from the inception of the Company prior to the Effective Time shall continue in full force and effect as if the Corporation’s Board of Directors and the stockholders, respectively, had taken such actions and adopted such resolutions. All rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the Corporation and may be enforced against the Corporation to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Corporation in its capacity as a Delaware corporation.

(d) At the Effective Time, all outstanding interests of the Company shall be automatically converted into shares of common stock of the Corporation, par value $0.01 (the “Common Stock”), as provided in Section 3 below, with such shares of Common Stock having the respective rights, preferences and privileges set forth in the Initial Certificate of Incorporation and, upon its subsequent filing, the Restated Certificate of Incorporation (as each term is defined below).

(e) At the Effective Time, the LLC Agreement shall be terminated and of no further force or effect, and no party shall have any further rights, duties or obligations pursuant to the LLC Agreement, except that: (i) Article 8 and Section 15.16 of the Agreement shall survive such termination; and (ii) Sections 11.1(a)(ii) and (iii) of the LLC Agreement shall survive solely for the purpose provided for in Section 3(b) hereof and, subsequent to any re-allocation as provided for in Section 3(b) hereof, Sections 11.1(a)(ii) and (iii) of the LLC Agreement shall be terminated and of no further force or effect. Notwithstanding the foregoing, the termination of the LLC Agreement shall not relieve any party thereto from any liability arising in connection with any breach by such party of the LLC Agreement.

2. Certificate of Incorporation; Directors. At the Effective Time, an initial Certificate of Incorporation of the Corporation shall be filed with the Secretary of State of the State of Delaware in substantially in the form attached hereto as Exhibit B (the “Initial Certificate of Incorporation”). Pursuant to an Action of the Sole Incorporator substantially in the form attached hereto as Exhibit C, which shall be executed immediately following the filing of the Initial Certificate of Incorporation, the initial directors of the Corporation shall be elected. Thereafter immediately following the filing of the Initial Certificate of Incorporation, the initial directors shall ratify and approve the bylaws of the Corporation substantially in the form attached hereto as Exhibit D, and shall authorize and approve the Amended and Restated Certificate of Incorporation of the Corporation substantially in the form attached hereto as Exhibit E (the “Restated Certificate of Incorporation”), and shall recommend that the stockholders of the Corporation approve the Restated Certificate of Incorporation. Upon obtaining the foregoing stockholder approval, the Restated Certificate of Incorporation shall be filed with the Secretary of State of the State of Delaware.

3. Manner and Basis of Converting Units in the Company.

(a) At the Effective Time, the Common Units and the Incentive Units outstanding immediately prior to the Effective Time shall be converted automatically, without any action on the part of the holder thereof, into validly issued, fully paid and non-assessable shares of the Corporation’s Common Stock. The initial allocation of shares of Common Stock issued in the

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Conversion of the Common Units and Incentive Units shall be calculated on the basis of the Initial Valuation of the Corporation (which is a valuation based upon the midpoint of the valuation range set forth on the cover page of the Corporation’s last preliminary prospectus filed with the Securities and Exchange Commission prior to the “road show” for the IPO) and otherwise in accordance with Section 11.1(a)(iii) of the LLC Agreement. Subject to any adjustment required pursuant to Section 3(b) below, the initial allocation of such shares of Common Stock among the Members shall be as set forth on Exhibit F, and the Members confirm and agree to such initial allocation.

(b) Following the completion of the IPO, the valuation of the Corporation shall be recalculated based upon the Adjusted Valuation (which is a valuation based upon the average of the closing price of the Common Stock for the ten trading-day period initially following the date of the IPO (the “Average Per Share Price”) and the number of shares of Common Stock outstanding on the date of the completion of the IPO), and

(i) if such Adjusted Valuation is greater than the Initial Valuation, each party who received Common Stock on the basis of Common Units held immediately prior to the Conversion (the “Pre-IPO Common Unit Holders”) shall convey Common Stock (pro rata based upon their respective ownership of Common Units immediately prior to the Conversion) such that the parties who received Common Stock on the basis of Incentive Units held immediately prior to the Conversion (“Pre-IPO Incentive Unit Holders”) shall receive (pro rata based upon their respective ownership of Incentive Units immediately prior to the Conversion) such number of shares of Common Stock (based on the Average Per Share Price instead of the Initial Per Share Price (which is the price per share resulting from the Initial Valuation)) equal to the difference between (1) the value of the Common Stock the Pre-IPO Incentive Unit Holders would have received with respect to their Incentive Units as a result of the Adjusted Valuation as recalculated pursuant to clauses (ii) and (iii) of Section 11.1(a) of the LLC Agreement and (2) the value of the Common Stock they received with respect to their Incentive Units as a result of the Initial Valuation, and

(ii) if such Adjusted Valuation is less than the Initial Valuation, each PreIPO Incentive Unit Holder shall convey Common Stock received on the basis of their Incentive Units (pro rata based upon their respective ownership of Incentive Units immediately prior to the Conversion) such that the Pre-IPO Common Unit Holders shall receive (pro rata based upon their respective ownership of Common Units immediately prior to the Conversion) such number of shares of Common Stock (based on the Average Per Share Price instead of the Initial Per Share Price) equal to the difference between (1) the value of the Common Stock the Pre-IPO Incentive Unit Holders received with respect to their Incentive Units as a result of the Initial Valuation and (2) the value of the Common Stock they would have received with respect to their Incentive Units as a result of the Adjusted Valuation as recalculated pursuant to clauses (ii) and (iii) of Section 11.1(a) of the LLC Agreement;

provided, however, that the foregoing Common Stock share adjustment shall be limited so that the increase or decrease in the aggregate of the number of shares of Common Stock to be received by or conveyed by the Pre-IPO Incentive Unit Holders is limited to 1% (one percent) of the total outstanding shares of Common Stock immediately after the completion of the IPO.

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(c) Any shares of Common Stock issued in exchange for Common Units or Incentive Units that, immediately prior to the Effective Time, were unvested or were subject to a repurchase option, risk of forfeiture or other condition pursuant to the terms of the LLC Agreement, an employment agreement or any other applicable agreement of the Company shall be subject to the vesting requirements, repurchase options, risks of forfeiture or other conditions that may be set forth in a new or amended employment agreement or other applicable agreement between the Corporation and the holder receiving such shares of Common Stock, and the certificate representing such shares of Common Stock, if any, may accordingly be marked with appropriate legends in the discretion of the Corporation.

(d) No fractional shares of Common Stock will be issued in connection with the Conversion.

(e) The shares of Common Stock into which the Common Units and Incentive Units shall be converted at the Effective Time have not been registered under the Securities Act or the securities laws of any state and may not be transferred, pledged or hypothecated except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom; any certificates evidencing the Common Stock, if any, or any other securities issued in respect of the Common Stock upon any split, dividend, recapitalization, merger, consolidation or similar event, shall bear any legend required by the Corporation, required under applicable U.S. federal and state securities laws or called for by any agreement between the Corporation and any stockholder.

4. Registration Rights Agreement. Each person that executes a counterpart signature page to the Registration Rights Agreement dated as of the Effective Time, substantially in the form attached hereto as Exhibit G (the “Registration Rights Agreement”), shall hold certain shelf, demand and piggyback registration rights set forth in the Registration Rights Agreement with respect to the Common Stock such person receives in connection with the Conversion.

5. U.S. Federal Income Tax Consequences. The Conversion has been structured to be treated, for U.S. federal income tax purposes, as if the Company transferred its assets to the Corporation for shares of the Corporation’s Common Stock pursuant to an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended, followed by a distribution of the shares of the Corporation’s Common Stock to the Members in liquidation of the Company, as described in Rev. Rul. 2004-59.

6. Amendment or Termination. This Plan of Conversion may be amended or terminated by the Company and the Conversion may be abandoned at any time prior to the Effective Time, notwithstanding any prior approval of this Plan of Conversion by the Members.

7. Counterparts. This Plan of Conversion may be executed in two or more counterparts, and each such counterpart and copy shall be and constitute an original instrument.

8. Governing Law. This Plan of Conversion shall be governed by and construed under the laws of the State of Delaware.

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IN WITNESS WHEREOF, the undersigned, having received the required approval from the Board, hereby adopts this Plan of Conversion as of the date set forth above.

Tri Pointe Homes, LLC

By:
Name: Douglas F. Bauer Title: Chief Executive Officer

The undersigned Members of the Company hereby execute, agree to and approve this Plan of Conversion, including the exhibits hereto, as of the date set forth above.

VIII/TPC Holdings L.L.C.

By:
Name: Title:

BMG Homes, Inc.

By:
Name: Title:

The Bauer Revocable Trust U/D/T Dated December 31, 2003

By:
Name: Title:

Grubbs Family Trust Dated June 22, 2012

By:
Name: Title:

The Mitchell Family Trust U/D/T Dated February 8, 2000

By:
Name: Title:

Frankel Associates, L.P.

By: La Lomana Inc., its general partner

By:
Name: Title:

Douglas F. Bauer

Michael D. Grubbs

Thomas J. Mitchell

Exhibit A

Certificate of Conversion

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A CORPORATION

Pursuant to Title 8, Section 265 of the Delaware General Corporation Law, the undersigned, on behalf of TRI Pointe Homes, LLC, a Delaware limited liability company, does hereby submit this Certificate of Conversion for the purpose of converting to a Delaware corporation.

1.	The date on which TRI Pointe Homes, LLC was first formed is August 5, 2010.

2.	The jurisdiction in which TRI Pointe Homes, LLC was first formed is the state of Delaware.

3.	The jurisdiction immediately prior to the filing of this Certificate of Conversion is the state of Delaware.

4.	The name of the limited liability company immediately prior to the filing of this Certificate of Conversion is “TRI Pointe Homes, LLC”.

5.	The name of the corporation as set forth in its Certificate of Incorporation filed in accordance with Section 265(b)(2) of the Delaware General Corporation Law is “TRI Pointe Homes, Inc.”.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting limited liability company has executed this Certificate on this 30th day of January, 2013.

TRI Pointe Homes, LLC

By:
Name: Douglas F. Bauer Title: Chief Executive Officer

Exhibit B

Initial Certificate of Incorporation

CERTIFICATE OF INCORPORATION

OF

TRI POINTE HOMES, INC.

1.	The name of the corporation is TRI Pointe Homes, Inc.

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

3.	The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.	The total number of shares of stock which the corporation shall have authority to issue is 500,000,000 each with a $0.01 par value.

5.	The name and mailing address of the incorporator is as follows:

Name	Address
Douglas F. Bauer	19520 Jamboree Road, Suite 200 Irvine, California 92612

6.	The corporation is to have perpetual existence.

7.	Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation shall be indemnified and held harmless by the corporation to the fullest extent permitted by the General Corporation Law of Delaware. The right to indemnification conferred in this Section shall also include the right to be paid by the corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the General Corporation Law of Delaware. The rights to indemnification and advancement conferred in this Section shall be contract rights and shall become vested by virtue of the director’s or officer’s service at the time when the state of facts giving rise to the claim occurred. The corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the General Corporation Law of Delaware.

8.	The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of January 30, 2013.

Douglas F. Bauer Sole Incorporator

Exhibit C

Action of the Sole Incorporator

TRI POINTE HOMES, INC.

INFORMAL ACTION OF THE SOLE INCORPORATOR

THE UNDERSIGNED, being the sole incorporator of TRI Pointe Homes, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby consents, pursuant to Sections 107 and 108(c) of the General Corporation Law of the State of Delaware, to the adoption of the following resolutions with the same force and effect as if such resolutions had been adopted at a duly convened meeting of the sole incorporator of the Company:

RESOLVED, that the Board of Directors of the Company consists of three (3) members; and be it

FURTHER RESOLVED, that each of Barry S. Sternlicht, Douglas F. Bauer and J. Marc Perrin be, and hereby is, elected as a Director of the Company effective on the date hereof, to serve or hold office until the first annual meeting of stockholders or until their successors are elected and qualify; and be it

FURTHER RESOLVED, that Barry S. Sternlicht be, and hereby is, appointed as the Chairman of the Board of Directors of the Company; and be it

FURTHER RESOLVED, the sole incorporator of the Company shall have no further rights, duties, or obligations in connection with the Company as incorporator thereof.

Executed as of the date set forth beside the sole incorporator’s signature below.

January 30, 2013
Douglas F. Bauer, Incorporator

Exhibit D

Bylaws

[In the form filed with the Registration Statement]

Exhibit E

Restated Certificate of Incorporation

[In the form filed with the Registration Statement]

Exhibit F

Initial Allocation of Shares of Common Stock*

Member	Number of Common Units to be Converted	Number of Tier I Incentive Units to be Converted	Number of Tier II Incentive Units to be Converted	Initial Allocation of Shares of Common Stock to be Received Upon Conversion of Common Units and/ or Incentive Units
VIII/TPC Holdings L.L.C.	150,000,000	N/A	N/A	18,026,019
BMG Homes, Inc.	4,029,766	N/A	N/A	484,270
The Bauer Revocable Trust	1,282,947	N/A	N/A	154,177
The Grubbs Family Trust	352,666	N/A	N/A	42,381
The Mitchell Family Trust	1,282,947	N/A	N/A	154,177
Frankel Associates, L.P.	2,918,560	N/A	N/A	350,734
Douglas F. Bauer	N/A	33 1/3	33 1/3	795,383
Michael D. Grubbs	N/A	33 1/3	33 1/3	795,383
Thomas J. Mitchell	N/A	33 1/3	33 1/3	795,383

*	The initial allocation of shares of Common Stock upon the Conversion is subject to adjustment following the completion of the IPO as specified in Section 3(b) of the Plan of Conversion.

Exhibit G

Registration Rights Agreement

[In the form filed with the Registration Statement]